As filed with the Securities and Exchange Commission
on April 3, 1996
								Registration No. 33-
=================================================================

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549
	-------------------------

	FORM S-8
	REGISTRATION STATEMENT
	UNDER THE SECURITIES ACT OF 1933

	-----------------------

	HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
	(Exact name of registrant as specified in its charter)

		     Delaware				       11-2534306
	(State or other jurisdiction of	    (I.R.S. Employer
	incorporation or organization)	    Identification No.)

	1101 Pennsylvania Avenue, N.W., Suite 1010,
	Washington, D.C. 20004
	(Address of principal executive offices including zip code)

	HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
	1992 INCENTIVE PLAN
	(Full title of the plan)

	Bernard A. Girod
	President
	1101 Pennsylvania Avenue, N.W., Suite 1010
	Washington, D.C. 20004
	(Name and address of agent for service)

	(202) 393-1101
	(Telephone number, including area code, of agent for service)

	   CALCULATION OF REGISTRATION FEE
=================================================================
 TITLE OF                              PROPOSED       PROPOSED        AMOUNT OF
SECURITIES   AMOUNT      MAXIMUM         MAXIMUM     REGISTRATION
  TO BE             TO BE     OFFERING PRICE   AGGREGATE         FEE
REGISTERED REGISTERED  PER SHARE (2)  OFFERING PRICE (2)
- ----------------------------------------------------------------
Common       300,000(1)         $37.625        $11,287,500         $3,892.24
Stock, par
value $.01 per share
=================================================================

(1)	Registrant has previously registered a total of 900,000
	shares of Common Stock on its Registration Statements on Form S-8 (Nos. 33-60236 and 33-59605). This Registration Statement is being filed to register additional shares of Common Stock for issuance under the 1992 Incentive Plan.

(2)	Pursuant to Rule 457(h) under the Securities Act of
	1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 29, 1996.

PART II.	Item 3.	Incorporation of Documents by Reference.


	The following documents filed by Harman International
Industries, Incorporated (the "Company") with the Securities and
Exchange Commission are incorporated herein by reference:

	(1)	The Company's Registration Statement on Form S-8 (No.
		33-60236) filed on March 29, 1993;

	(2)	The Company's Registration Statement on Form S-8 (No.
		33-59605) filed on May 25, 1995;

	(3)	Annual Report on Form 10-K for the fiscal year ended
		June 30, 1995, filed on September 18, 1995;

	(4)	Quarterly Report on Form 10-Q for the fiscal quarter
		ended September 30, 1995, filed on November 13, 1995;

	(5)	Quarterly Report on Form 10-Q for the fiscal quarter
		ended December 31, 1995, filed on February 13, 1996;

	(6)	Annual Report on Form 11-K for the Company's Retirement
		Savings Plan for the fiscal year ended June 30, 1995, filed on December 21, 1995;

	(7)	The description of the Company's Common Stock contained
		in the Company's Registration Statement on Form S-3 (No. 33-50683) filed on October 20, 1993.

	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

	4.1		Restated Certificate of Incorporation of the
			Company (filed as Exhibit 4.1 to Registrant's Form S-3 Registration Statement No. 33-50683, and incorporated herein by reference)

	4.2		By-Laws of the Company (filed as Exhibit 4(b) to
			Registrant's Form S-8 Registration Statement No. 33-60236, and incorporated herein by reference)

	5		Opinion of Counsel

	23.1		Consent of Independent Auditors

	23.2		Consent of Counsel (included in Exhibit 5)

	24		Power of Attorney (set forth at page II-5 of this
			Registration Statement)


Item 9.	Undertakings.

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or
		sales are being made, a post-effective amendment to this registration statement:

			(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

			(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

			"Calculation of Registration Fee" table in the effective registration statement; and

			(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		provided, however, that paragraphs (a)(1)(i) and
		(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2)	That, for the purpose of determining any liability
		under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a
		post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		(b)	The undersigned registrant hereby undertakes that,
for purposes of determining any liability under the Securities
Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on this 2nd day of April, 1996.


						HARMAN INTERNATIONAL
						INDUSTRIES, INCORPORATED
						(Registrant)


						By:	/s/ Bernard A. Girod
							President, Chief Operating
							Officer, and Secretary

	KNOW ALL MEN BY THESE PRESENTS, that each of the directors and officers of the Company whose signatures are set forth below hereby (1) constitutes and appoints Dr. Sidney Harman and Mr. Bernard A. Girod, jointly and severally, as his or her agent and attorney-in-fact with full power of substitution and resubstitution to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities any and all (i) amendments, including post-effective amendments, to this Registration Statement and any and all exhibits thereto and
(ii) other documents to be filed with the Securities and Exchange Commission with respect to the securities covered by this Registration Statement and (b) do and perform any and all other lawful acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all lawful actions that may be taken pursuant hereto by either or both of the above-named agents and attorneys-in-fact or their substitutes.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


	   Signature			  Title				Date
	   ---------		         	  -----      			----




/s/ Sidney Harman 		Chairman of the Board	 	April 2, 1996
				and Chief Executive
				Officer (Principal
				Executive Officer)




/s/ Sandra B. Robinson		Vice President -	 		April 2, 1996
				Financial Operations
				(Principal Accounting
				Officer)




/s/ Bernard A. Girod		Director, President,		April 2, 1996
				Chief Operating
				Officer, and Secretary

/s/ Shirley M. Hufstedler		Director				April 2, 1996






/s/ Edward H. Meyer		Director				April 2, 1996






/s/ Ann McLaughlin		Director				April 2, 1996

	EXHIBIT INDEX



	Exhibit
	Number		Exhibit Description



	4.1		Restated Certificate of Incorpor-
			ation of the Company (filed as
			Exhibit 4.1 to Registrant's Form
			S-3 Registration Statement No.
			33-50683 and incorporated herein
			by reference)


	4.2		By-Laws of the Company (filed as Exhibit 4(b) to
			Registrant's Form S-8 Registration Statement No. 33-60236 and incorporated herein by reference)


	5		Opinion of Counsel


	23.1		Consent of Independent Auditors


	23.2		Consent of Counsel
			(included in Exhibit 5)


	24		Power of Attorney
			(set forth at page II-5 of
			this Registration Statement)